UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2011

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4490 Von Karman Avenue, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 833-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The information in this Current Report on Form 8-K is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that Section, except as specifically incorporated by reference into the filings of William Lyon Homes under the Securities Act of 1933, as amended, or the Exchange Act.

William Lyon Homes (the “Company”) is announcing certain unaudited and preliminary financial results for the three and twelve months ended December 31, 2010.

The Company expects to report net loss of approximately $116 million for the three months ended December 31, 2010, most of which is attributable to the non-cash impairments described below. Consolidated operating revenue was approximately $90 million for the three months ended December 31, 2010. Home sales revenue was approximately $87 million for the three months ended December 31, 2010.

For the year ended December 31, 2010, the Company expects to report net loss of approximately $137 million, most of which is attributable to the non-cash impairments described below. Consolidated operating revenue was approximately $295 million for the year ended December 31, 2010. Home sales revenue was approximately $267 million for the year ended December 31, 2010. As of December 31, 2010, the Company’s cash balance was approximately $72 million.

For the three months ended December 31, 2010, the Company expects to report non-cash impairment losses on real estate assets of approximately $104 million. For the year ended December 31, 2010, the Company expects to report non-cash impairment losses on real estate assets of approximately $112 million. The Company was required to write-down the book value of its impaired real estate assets in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“Statement No. 144”), now codified as FASB ASC Topic 360, as defined in Note 5 of “Notes to Consolidated Financial Statements.”

Net new home orders for the three months ended December 31, 2010 were 114 and net new home orders for the year ended December 31, 2010 were 650. The average number of sales locations was 18 for the year ended December 31, 2010. Net new home orders per average sales location increased to 52.7 during the year ended December 31, 2010.

The number of homes closed for the three months ended December 31, 2010 was 203. The number of homes closed for the year ended December 31, 2010 was 760. The Company’s backlog of homes sold but not closed was 84 at December 31, 2010. The Company’s dollar amount of backlog of homes sold but not closed at December 31, 2010, was $30.1 million. The cancellation rate of buyers who contracted to buy a home but did not close escrow was approximately 24% during the three months ended December 31, 2010 and 19% for the year ended December 31, 2010.

For the quarter ended December 31, 2010, the Company’s homebuilding gross margin percentage was 12.8%. For the year ended December 31, 2010, the Company’s homebuilding gross margin percentage increased to 15.4% from 13.5% for the year ended December 31, 2009. These higher gross margin percentages were primarily due to (i) the opening of newly acquired projects at profitable land prices and (ii) home closings in projects where previous impairment losses had been incurred.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

Investors are cautioned that certain statements contained in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “estimates”, “hopes”, and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Issuer actions, which may be provided by management are also forward-looking statements as defined in the Act. Forward-looking statements are based upon expectations and projections about future events and are subject to assumptions, risks and uncertainties about, among other things, the Company, economic and market factors and the homebuilding industry.

Actual events and results may differ materially from those expressed or forecasted in the forward-looking statements due to a number of factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAM LYON HOMES

Dated April 28, 2011

	By:	/s/ Colin T. Severn
Colin T. Severn Vice President, Chief Financial Officer and Corporate Secretary